Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSB of First Transaction Management,, Inc. for the periods ended December 31, 2006, 2005, 2004, 2003 and 2002, I, Susan Schreter, Chief Executive Officer and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

Such amended Annual Report on Form 10-KSB for the years ended December 31, 2006, 2005, 2004, 2003 and 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-KSB for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 fairly presents, in all material respects, the financial condition and results of operations of First Transaction Management, Inc for each of such periods.

FIRST TRANSACTION MANAGEMENT, INC.

Dated: August 23, 2007	By:	/s/ Susan Schreter

Susan Schreter, Chief Executive and Chief Financial Officer